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                                                                    EXHIBIT 10.1
                                SUPPORT AGREEMENT

      AGREEMENT, dated as of March 18, 1982, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Prudential") and PRUDENTIAL FUNDING CORPORATION, a New Jersey corporation ("Funding").

                              W I T N E S S E T H:

      WHEREAS, Prudential owns all of the issued and outstanding capital stock of PRUCO, INC. a New Jersey corporation, which in turn owns all of the issued and outstanding capital stock of Funding; and

      WHEREAS, Funding plans to incur indebtedness for money borrowed from time to time from parties other than PRUCO or Prudential ("Debt") in order to enable Funding to carry on its business; and

      WHEREAS, Prudential and Funding desire to provide certain assurances to holders of Debt with respect to the stock ownership and financial condition of Funding; and

      WHEREAS, Prudential plans to finance the borrowing requirements of PruCapital, Inc., a Delaware corporation, PruLease, Inc., a Delaware corporation, and, if so requested, other companies within the Prudential group; and

      WHEREAS, the corporate interests of Prudential will be furthered and the value of its investments in its subsidiaries preserved and potentially enhanced by its entering into this Support Agreement:

      NOW THEREFORE, the parties agree as follows:

1. Stock Ownership of Funding. Prudential will directly (or indirectly through a wholly-owned subsidiary of Prudential own and hold the entire legal title to and beneficial interest in all outstanding shares of stock of Funding having the power under ordinary circumstances to vote for the election of members of the Board of Directors of Funding, and will not directly or indirectly pledge or in any way encumber or otherwise dispose of any such shares of stock.

2. Maintenance of Consolidated Tangible Net Worth. Prudential will cause Funding and its subsidiaries, if any, at all times to have a Consolidated Tangible Net Worth of at least $1.00. "Consolidated Tangible Net Worth" shall mean, as of the time of any determination thereof, the excess of (1) the sum of (i) the par value (or value stated on the books of Funding) of the capital stock of all classes of Funding, plus (or minus in the case of a surplus deficiency) (ii) the amount of the consolidated surplus, whether capital or earned of Funding and its subsidiaries, if any, plus (iii) the amount of outstanding Subordinated Debt, over (2) all intangible assets of Funding and its subsidiaries, if any; all determined in accordance with generally accepted accounting principles as in effect on the date hereof. "Subordinated Debt" shall mean indebtedness of Funding which is held by Prudential or one of its wholly-owned subsidiaries and which is expressly and validly subordinated to all Debt of Funding from time to time outstanding.

3. No Guaranty. This Agreement is not, and nothing herein contained and nothing done pursuant hereto by Prudential shall be deemed to constitute, a direct or indirect guaranty by Prudential of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of Funding or its subsidiaries, if any.

4. Waiver. Prudential hereby waives any failure or delay on the part of Funding in asserting or enforcing any of its rights or in making any claims or demands hereunder.

5. Modification, Amendment and Termination. This Agreement may be modified or amended in any way not less favorable to Funding (as determined by Prudential in its sole and exclusive judgment exercised in good faith), and may be terminated at any time by notice from one party to the other on not less than 90 days written notice, except that if termination of this Agreement is necessary to meet any legal or regulatory requirements applicable to Prudential, this Agreement may be terminated immediately by Prudential upon written notice to Funding. Notwithstanding any such termination, the obligations of Prudential under paragraph 2 hereof shall remain in full force and effect until the retirement of all Debt and of all indebtedness guaranteed by Funding outstanding on the termination date unless the holders of all such Debt and indebtedness shall have consented thereto in writing.
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6. Successors. The agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of, Prudential and Funding and their respective successor.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                     By /s/ Garnett L. Keith, Jr.
                                       -----------------------------------------
                                                    Vice President


                                     PRUDENTIAL FUNDING CORPORATION

                                     By /s/ L.S. Fried
                                       -----------------------------------------
                                                    President